EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 1998, which appears on page 37 of Priority Healthcare Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Indianapolis, Indiana
October 19, 1998